EXHIBIT 32.2

MACKINAC FINANCIAL CORPORATION

CERTIFICATION PERSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C § 1350, and accompanies the annual report on Form 10-K for the year ended December 31, 2014, (the “Form 10-K”) of Mackinac Financial Corporation (the “Issuer”).

I, Ernie R. Krueger, Executive Vice President/Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

(1)         The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)         The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Date: March 31, 2015	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President/
Chief Financial Officer
(chief financial officer)